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                                                                   Exhibit 10.60

            AMENDED AGREEMENT TO ASSUME AND ASSIGN CERTAIN EXECUTORY
         CONTRACTS DATED AS OF AUGUST 16, 2002 BETWEEN BORDEN CHEMICALS
                 AND PLASTICS OPERATING LIMITED PARTNERSHIP AND
                            GEORGIA GULF CORPORATION

               Borden Chemicals and Plastics Operating Limited Partnership ("Assignor"), debtor and debtor in possession in the Chapter 11 proceeding In re: Borden Chemicals and Plastics Operating Limited Partnership et al., Case No. 01-1268 (PJW), United States Bankruptcy Court for the District of Delaware, hereby agrees to assume all of its right, title, interest and obligations under certain contracts between Shell Chemical Company, Shell Oil Company and Shell Chemical Capital Company (collectively, "Shell") and Borden Chemicals and Plastics Operating Limited Partnership (these contracts being referred to as "V-Cracker Contracts" and "Assignment Contracts" and hereinafter collectively referred to as "Ethylene Contracts"), dated as of February 1996, as extended, amended, or modified where applicable between Shell and Assignor, and to assign, all of its right, title, interest and obligations under the Ethylene Contracts to Georgia Gulf Corporation ("GGC") ("Assignee"), pursuant to 11 U.S.C.
Section 365, subject to the terms set forth below.

          1. Assignor has filed a motion with the Bankruptcy Court seeking an Order, pursuant to 11 U.S.C. Section 365, authorizing Assignor to assume and assign all of its rights, title, interests and obligations under the Ethylene Contracts to Assignee upon the terms and conditions set forth in this Agreement to Assume and Assign Certain Executory Contracts Dated as of August 16, 20002 Between Borden Chemicals and Plastics Operating Limited Partnership and Georgia Gulf Corporation (the "Agreement"). Consummation of the transaction contemplated by the Agreement is subject to entry of the Assumption and Assignment Order (the "Order") by the Bankruptcy Court. Assignee shall, at Assignee's own cost, cooperate in good faith with the

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reasonable requests of Assignor regarding the procurement of the Order and with any proceedings in connection therewith or in furtherance thereof.

          2. The Ethylene Contracts are being assigned "as is," without any oral or written warranties or representations, express or implied, except that Assignor warrants and represents that, subject only to Shell Chemical Capital's rights and interests under the Assignment Agreements, Assignor has title to the Ethylene Contracts and has not previously assigned or transferred the Ethylene Contracts and the Ethylene Contracts are not currently pledged or hypothecated.

          3. Effective as of the date of the Order becomes a final, non-appealable order (the "Approval Date"), Assignor hereby assigns to Assignee all of Assignor's rights, title, interest and obligations under the Ethylene Contracts in consideration for which Assignee shall pay to Assignor, by wire transfer, within 3 days of the Approval Date an amount of 3.2 million dollars ($3,200,000.00) (the "Purchase Price") less the one hundred thousand dollar ($100,000) deposit fee set forth in paragraph 5, and Assignee hereby assumes all of Assignor's right, title, interest and obligations under the Ethylene Contracts.

          4. Assignee shall also pay to Shell within 3 days of the Approval Date $10,385,538.62 constituting the cure amount necessary to cure all defaults or breaches related to the Ethylene Contracts pursuant to 11 U.S.C. section 365. Any payments made by Assignee under this paragraph 4 shall not be deemed to constitute a portion of the Purchase Price. The Cure Amount does not include payment for product designated for delivery in August and payable under the Ethylene Contracts on September 8, 2002. Assignee shall pay all payments due for product designated for delivery in August as required under the Ethylene Contracts.

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          5.   As of the date hereof, Assignee has deposited with counsel for the Assignor one hundred thousand dollars ($100,000.00) (the "Deposit"). Counsel for the Assignor shall hold the Deposit in escrow until such time as the Bankruptcy Court enters the Order. The balance of the Purchase Price shall be paid to Assignor within three (3) days of the Approval Date. If the transaction fails due to Assignee's failure to perform its duties hereunder, the Deposit shall be deemed forfeited and shall be remitted to the Assignor.

          6. Assignee and Assignor agree that the Bankruptcy Court shall retain jurisdiction over any and all disputes hereunder, and thereby consent to such jurisdiction.

          7. The Agreement may be executed with counterpart signature pages or in more than one counterpart, all of which shall be deemed one and the same agreement, and shall become effective on or after the Approval Date when one or more of the counterparts have been signed by each of the parties and delivered to all the parties.

          8. The Agreement sets forth the entire agreement and understanding of the parties with respect to the transaction contemplated herein and supersedes any prior instruments, arrangements, and understandings relating to the subject matter thereof.

          9. The Agreement is subject to approval by the Bankruptcy Court. Until the Approval Date, the Agreement shall not prejudice or impair any of the rights and remedies of the parties herein.

          10. The Agreement shall be interpreted in accordance with the substantive law of the State of Delaware, without regard to its choice of law rules.

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          IN WITNESS WHEREOF, the parties to this Agreement have caused the
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            ASSIGNOR:

                                            BORDEN CHEMICALS AND
                                            PLASTICS OPERATING LIMITED
                                            PARTNERSHIP

                                            By:      BCP Management Inc.,
                                                     Its General Partner


                                            By:
                                            Name:
                                            Title:


                                            ASSIGNEE


                                            By:      Georgia Gulf Corporation
                                            Name:
                                            Title:

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